                                                                      EXHIBIT 12


                     THE HERTZ CORPORATION AND SUBSIDIARIES
                  COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS
                          TO FIXED CHARGES (UNAUDITED)
                     (IN THOUSANDS OF DOLLARS EXCEPT RATIOS)

                                                                     Years Ended December 31,
                                                --------------------------------------------------------------------
                                                   2002          2001          2000            1999           1998
                                                --------      --------      ----------      ----------      --------
Income before income taxes ...............      $216,394      $  2,723      $  580,864      $  560,393      $465,392
Interest expense .........................       376,710       413,711         428,387         353,516       317,756
Portion of rent estimated to represent the
  interest factor ........................       115,879       116,393         104,886          90,463        78,435
                                                --------      --------      ----------      ----------      --------
Earnings before income taxes and fixed
  charges ................................      $708,983      $532,827      $1,114,137      $1,004,372      $861,583
                                                ========      ========      ==========      ==========      ========
Interest expense (including capitalized
  interest) ..............................      $377,852      $415,198      $  431,308      $  355,309      $318,967

Portion of rent estimated to represent the
  interest factor ........................       115,879       116,393         104,886          90,463        78,435
                                                --------      --------      ----------      ----------      --------
Fixed charges ............................      $493,731      $531,591      $  536,194      $  445,772      $397,402
                                                ========      ========      ==========      ==========      ========
Ratio of earnings to fixed charges .......           1.4           1.0             2.1             2.3           2.2
                                                ========      ========      ==========      ==========      ========